Exhibit 21.1

                          Subsidiary of the Registrant


                             State of                                Percentage
Legal Name of Subsidiary   Organization   Type of Entity               Owned
------------------------   ------------   -------------------     ------------

FFP Properties, L.P.          Texas       Limited partnership           60%